EXHIBIT 32.2

SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report of Ruth’s Chris Steak House, Inc. (the “Company”) on Form 10-Q for the quarter ended September 25, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas J. Pennison, Jr., Senior Vice President, Chief Financial Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 14, 2005

/s/ Thomas J. Pennison, Jr.
Thomas J. Pennison, Jr.
Senior Vice President, Chief Financial Officer and Secretary

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Ruth’s Chris Steak House, Inc. and will be retained by Ruth’s Chris Steak House, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.